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                                  EXHIBIT 99.1


                  Certification Pursuant to 18 U.S.C. ss. 1350
                  (Section 906 of Sarbanes-Oxley Act of 2002)
                             Matrix Service Company

In connection with the Annual Report of Matrix Service Company (The "Company") on Form 10-K for the period ending May 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bradley S. Vetal, President and Chief Executive Officer of the Company, and Michael J. Hall, Vice President and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that based on our knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is deemed to accompany this Annual Report on Form 10-K, but is not deemed "filed" for purpose of Section 18 of the Securities Exchange Act of 1934, an amended, or otherwise.

Dated: August 15, 2002


      /s/ Bradley S. Vetal                    /s/ Michael J. Hall
      Bradley S. Vetal                        Michael J. Hall
      President, and Chief                    Vice President and Chief
      Executive Officer                       Financial Officer